Exhibit 10.2

LETTER AGREEMENT

This Letter Agreement (this “Letter Agreement”), is made as of April 29, 2013, by and among Central European Media Enterprises Ltd., a Bermuda company (the “Company”), Ronald S. Lauder (“RSL”), RSL Savannah LLC, a Delaware limited liability company (“RSL Savannah”), RSL Capital LLC, a New York limited liability company (“RSL Capital”), RSL Investments Corporation, a Delaware corporation, and Time Warner Media Holdings B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands (“TW”).  All capitalized terms used in this Letter Agreement which are not herein defined shall have the same meanings ascribed to them in the Agreement (as defined below).

WHEREAS, the Company and TW are parties to that certain Subscription Agreement, dated as of April 29, 2013 (as it may be amended from time to time, the “Subscription Agreement”), pursuant to which the Company has agreed, among other things, to sell to TW shares of the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.08 per share (the “Series B Convertible Redeemable Preferred Shares”);

WHEREAS, the Company intends to undertake a public offering of shares of the Company’s Class A Common Stock, par value $0.08 per share (the “Public Offering”), under its Registration Statement on Form S-3 (Reg. No. 333-181057) (the “Registration Statement”);

WHEREAS, the undersigned are parties to that certain Investor Rights Agreement, dated as of May 18, 2009 (as amended, the “Agreement”);

WHEREAS, the undersigned desire to amend certain provisions of the Agreement;

WHEREAS, the Company, RSL and RSL Capital are parties to that certain Registration Rights Agreement, dated as of April 30, 2012 (the “RR Agreement”);

WHEREAS, RSL and RSL Capital desire to waive their rights under the RR Agreement to include equity securities owned by them in the Registration Statement and in the Public Offering;

WHEREAS, each of TW and RSL Savannah desires to consent to the Company’s issuance to TW of the Series B Convertible Redeemable Preferred Shares pursuant to the terms of the Subscription Agreement;

WHEREAS, RSL Savannah, RSL, TW and the Company are parties to that certain Irrevocable Voting Deed and Corporate Representative Appointment, dated as of May 18, 2009 (the “Voting Agreement”); and

WHEREAS, RSL Savannah, RSL, TW and the Company desire to amend the Voting Agreement to extend its term.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.                                      Definitions.  Section 2 of the Agreement shall be amended, effective as of the date of this Letter Agreement, by adding the term “TW Series B Subscription Agreement” with the following meaning:

“TW Series B Subscription Agreement” means the Subscription Agreement dated as of April 29, 2013 by and between the Company and TW.”

2.                                      Section 3.3(c) of the Agreement.  Section 3.3(c) of the Agreement shall be amended, effective as of the date of this Letter Agreement, by deleting the last sentence from Section 3.3(c) so that Section 3.3(c) reads in its entirety as follows:

“(c)                            In the event that at any time the Board of Directors of the Company (the “Board”) has determined to approve and/or recommend to the shareholders of the Company an offer or proposal from any Person with respect to a Change of Control Transaction (a “Takeover  Proposal”), and at such time the TW Investors beneficially own, directly or indirectly, not less than 25% of the TW Shares (as adjusted for splits, combination of shares, reclassification, recapitalization or like changes in capitalization and whether such TW Shares are in the form of Class A Common Shares or Class B Common Shares), the Company shall: (i) give each TW Investor prompt written notice of (A) such determination by the Board with respect to such Takeover Proposal and (B) the material terms and conditions of the Takeover Proposal, including the identity of the party making such Takeover Proposal (the “Potential Acquiror”), subject to any agreements between the Company and the Potential Acquiror with respect to an obligation of the Company to maintain the confidentiality of the identity of the Potential Acquiror, and, if available, a copy of the relevant proposed transaction agreements with such party and any other material information necessary for the TW Investor to understand the terms and conditions of the Takeover Proposal (including any relevant non-public information provided to the Potential Acquiror or its Affiliates or representatives), (ii) give each TW Investor ten (10) days after delivery of such notice (the “Negotiation Period”) to propose to the Company an alternate transaction constituting a Change of Control Transaction involving such TW Investor or its Affiliates and (iii) negotiate in good faith with such TW Investor or its Affiliates with respect to such alternate proposal. If such alternate proposal is more favorable to the shareholders of the Company from a financial point of view than the Takeover Proposal, (I) the Board shall approve and recommend to the shareholders of the Company the transaction that is the subject of such alternate proposal made by a TW Investor or an Affiliate thereof and (II) each RSL Investor shall, and shall cause its Affiliates to, accept such alternate proposal made by a TW Investor or Affiliate thereof (whether by vote or tender) in respect of all Equity Securities that are beneficially owned by such RSL Investor; provided that, the Board and each RSL Investor shall be under no obligation to approve, recommend to shareholders or accept, as the case may be, any alternate proposal to the extent that a Person has offered a subsequent Takeover Proposal that is more favorable to the shareholders of the Company from a financial point of view than such alternate proposal; provided, however, in the event of such subsequent Takeover Proposal, the Company shall comply with clauses (i), (ii) and (iii) of this Section 3.3(c) with respect thereto and the Negotiation Period shall recommence.  Subject to the foregoing sentence, the good faith determination of the majority of the disinterested directors of the Board as to whether any alternate proposal is more favorable to the shareholders of the Company from a financial point of view, compared to the most recent Takeover Proposal, shall be conclusive.”

3.                                      Section 3.3(d) of the Agreement.  Notwithstanding Section 7 of this Letter Agreement, the agreements contained in Section 3.3(d) of the Agreement shall terminate as of May 18, 2013.

4.                                      Section 6.2 of the Agreement.  Section 6.2 of the Agreement shall be amended, effective as of the closing of the issuance and sale to TW of the Series B Convertible Redeemable Preferred Shares, by being replaced in its entirety with the following:

“6.2                         Issuance of New Securities.  For so long as the TW Investors and their Affiliates beneficially own, directly or indirectly, at least 25% of the TW Shares (as adjusted for splits, combination of shares, reclassification, recapitalization or like changes in capitalization and whether such TW Shares are in the form of Class A Common Shares or Class B Common Shares), the Company shall not, without the consent of TW (which consent shall not be subject to the TW Voting Agreement), issue any Equity Securities (including, for the avoidance of doubt, any options, warrants, securities or other instruments that are directly or indirectly convertible into, or exercisable or exchangeable for, shares or other equity interests of the Company) other than (i) Class A Common Shares, (ii) options, warrants, restricted stock units and other similar securities exercisable for or convertible into Class A Common Shares which are issued to employees, officers, directors and consultants of the Company or any of its subsidiaries pursuant to employee benefit, stock option, stock option exchange and stock purchase plans maintained by the Company up to such amounts under such plans as are approved by the Board or (iii) to TW pursuant to the TW Subscription Agreement or the TW Series B Subscription Agreement.”

5.                                      Waiver of Registration Rights.  RSL and RSL Capital hereby waive any rights that they have pursuant to the RR Agreement with respect to and in connection with the registrations contemplated by the Registration Statement, including the right to include any securities beneficially owned by them in the Registration Statement and the Public Offering.

6.                                      Consent to Issuance.  Pursuant to the Agreement, each of TW and RSL Savannah hereby consents to the Company’s issuance of the Series B Convertible Redeemable Preferred Shares pursuant to the terms of the Subscription Agreement.

7.                                      Section 8 of the Voting Agreement.  Section 8 of the Voting Agreement shall be amended, effective as of the date of this Letter Agreement, by being replaced in its entirety with the following:

“8 Term.  This Deed (and the appointments and Proxies hereunder) shall terminate and be of no further force and effect on the date that is the earlier of (a) one day after TW provides written notice to RSL Savannah, RSL and the Company of TW’s election to terminate this Deed (provided that such notice may not be delivered before May 18, 2013) and (b) June 30, 2013.”

8.                                      Irrevocable Proxy.  RSL, on behalf of TW and RSL’s Affiliates (as defined in the Agreement) who own voting securities of the Company shall vote at the Company’s General Meeting (as defined in the Subscription Agreement) for proposals (the “Proposals”) for (a) the amendment of the Company’s Bye-laws to increase the number of authorized shares of Class A Common Stock from 200,000,000 shares to the Increased Authorized Share Number (as defined in the Subscription Agreement) and (b) the issuance of the Series B Convertible Redeemable Preferred Shares in connection with the Subscription Agreement, including by executing and delivering, or causing to be executed and delivered, to the Company an irrevocable proxy (the “Irrevocable Proxy”) in respect of all voting securities of the Company held by each of RAJ Family Partners, L.P., RSL Investments Corporation and RSL and by TW to vote in favor of the Proposals; provided that if the General Meeting, and the vote on such Proposals, has not taken place prior to the termination of the Voting Agreement, the Irrevocable Proxy with respect to voting securities held by TW shall be terminated and shall no longer be of any force or effect.

9.                                      Headings; Counterparts.  Section headings used herein are for convenience of reference only, are not part of this Letter Agreement and shall not affect the construction of or be taken into consideration in interpreting this Letter Agreement.  This Letter Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and may be delivered by facsimile.

10.                               Governing Law; Jurisdiction.  THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

11.                               SUBMISSION TO JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS LETTER AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (EACH, A “NEW YORK COURT”), AND, BY EXECUTION AND DELIVERY OF THIS LETTER AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 10.2 OF THE AGREEMENT.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

12.                               Continued Effectiveness.  It is the express intention of the parties hereto to ratify and reaffirm the terms and conditions of the Agreement and the Voting Agreement, as amended pursuant to the terms of this Letter Agreement.  Except as expressly amended hereby, the Agreement and the Voting Agreement shall remain unmodified and in full force and effect.  In the event of any inconsistency between the provisions of the Agreement and the Voting Agreement and the provisions of this Letter Agreement, the provisions of this Letter Agreement shall prevail.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed by their duly authorized representatives as of the day and year first above written.

RSL SAVANNAH LLC

By:	/s/ Ronald S. Lauder
Name: Ronald S. Lauder
Title: Sole Member

RSL CAPITAL LLC

By:	/s/ Ronald S. Lauder
Name: Ronald Lauder
Title: Sole Member and President

RSL INVESTMENTS CORPORATION

By:	/s/ Ronald S. Lauder
Name: Ronald S. Lauder
Title: Chairman

/s/ Ronald S. Lauder
Ronald S. Lauder

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

By:	/s/ Adrian Sarbu
Name: Adrian Sarbu
Title: President and Chief Executive Officer

TIME WARNER MEDIA HOLDINGS B.V.

By:	/s/ Stephen N. Kapner
Name: Stephen N. Kapner
Title: Managing Director